UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 6, 2003

LTWC CORPORATION (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-27417	76-0518568
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NUMBER)

111 HIGH RIDGE ROAD STAMFORD, CT	06905
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(INCLUDING ZIP CODE)

203-975-9602 (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

TABLE OF CONTENTS

ITEM 5. Other Events

ITEM 7. Exhibits

ITEM 5. OTHER EVENTS.

        On January 6, 2003, the Company received notification from the Nasdaq Listing Qualifications Panel that the panel had determined to delist the Company's common stock from quotation on the Nasdaq SmallCapMarket effective with the opening of business on January 14, 2003, due to the Company's: (1) failure to hold an annual meeting of shareholders, to solicit proxies and provide proxy statements to Nasdaq and (2) Nasdaq's records indicate that the Company has not yet paid its SmallCap listing fee in the amount of $4,666.67, which was due on July 12, 2003. Effective with the opening of business, January 14, 2003 the Company expects its common stock to begin trading on the OTC Bulletin Board. The delisting from the Nasdaq Small Cap Market, may decrease the liquidity of the our common stock and impair further our ability to raise additional capital.

        As a consequence of the delisting, the Company's common stock is subject to regulation as a "penny stock." The Securities and Exchange Commission (the "SEC") has adopted regulations that generally define "penny stock" to be any equity security that has a market price or exercise price less than $5.00 per share, subject to certain exceptions, including listing on the Nasdaq National Market or the Nasdaq SmallCap Market. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer is also subject to additional sales practice requirements. Consequently, the penny stock rules may restrict the ability of broker-dealers to sell the Company's securities and may affect the ability of holders to sell these securities in the secondary market and the price at which such holders can sell such securities.

        On January 6, 2003, Marcelo Gumucio resigned from the Company's Board of Directors.

        The Company issued a press release on January 10, 2003 announcing the delisting and Mr.Gumucio's resignation. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (C) Exhibits

  99.1
  Press release of the Company dated January 10, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2003
LTWC CORPORATION
	By:	/s/ MARC E. LANDY
		Name:	Marc E. Landy
		Title:	Executive Vice President, Chief Financial Officer and Secretary

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION
99.1	Press release of the Company dated January 10, 2003